Exhibit 32.1

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18,
UNITED STATES CODE)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of BioSource International, Inc., a Delaware corporation (the “Company”), does hereby certify with respect to the Quarterly Report of the Company on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission (the “10-K Report”) that, to the undersigned’s knowledge:

(1)   the 10-K Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   the information contained in the 10-K Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the 10-K Report.

Date: March 18, 2005	/s/ TERRANCE J. BIEKER
Terrance J. Bieker
President and Chief Executive Officer

Date: March 18, 2005	/s/ Alan I. Edrick
Alan I. Edrick
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Biosource International, Inc. and will be retained by Biosource International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-K and shall not be considered filed as part of the Form 10-K.